UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2010

PORTER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky, 40223 (Address of principal executive offices)

(502) 499-4800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐      Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

In a press release dated July 21, 2010, Porter Bancorp, Inc. announced that Maria L. Bouvette, its President and Chief Executive Officer, , will make a presentation at the Keefe, Bruyette & Woods Community Bank Investor Conference at The Waldorf Astoria Hotel, 301 Park Avenue, New York, New York at 4:00 p.m. Eastern time on Tuesday, July 27, 2010.

A copy of the press release, presentation materials and proforma financial information reconciliation table are attached hereto as, respectively, Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from Company shareholders in connection with (1) the proposal to issue common stock upon the conversion of Series B Preferred Stock, Series C Preferred Stock, and Non-Voting Common Stock in accordance with NASDAQ Rule 5635; and (2) the proposal to authorize the new class of Non-Voting Common Stock issuable upon the exercise of the Warrants. Information about the Company’s directors and executive officers and their ownership of Company stock is set forth in the proxy statement for the Company’s 2010 Annual Meeting of Shareholders.

Shareholders can obtain more information when the proxy statement relating to shareholder approval of the foregoing proposals becomes available. This proxy statement, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC website at www.sec.gov. Shareholders should read the proxy statement carefully, when it becomes available, before making any voting decision because it will contain important information.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release issued by Porter Bancorp, Inc. on July 21, 2010
99.2	Presentation Materials for Keefe, Bruyette & Woods Community Bank Investor Conference
99.3	Proforma Financial Information Reconciliation Table

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Porter Bancorp Inc.

Date: July 23, 2010	By:	/s/ David B. Pierce
David B. Pierce
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated July 21, 2010
99.2	Presentation Materials for Keefe, Bruyette & Woods Community Bank Investor Conference
99.3	Proforma Financial Information Reconciliation Table